Exhibit (g)(1)(xx)

AMENDMENT ELEVEN TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated November 11, 2016, amends the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

1.    Schedule 1 of the Agreement includes the following fund:

AQR Emerging Relaxed Constraint Equity Fund

Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:/s/ Brendan Kalb

Name: Brendan Kalb

Title: Executive Vice President and Secretary

AQR MANAGED FUTURES STRATEGY

    OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE

    OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

    STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES

    STRATEGY LV OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE

    FUND LTD.

AQR RISK PARITY II HV OFFSHORE

    FUND LTD.

AQR MANAGED FUTURES STRATEGY HV

    OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE
OFFSHORE FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE LV

    OFFSHORE FUND LTD.

By: /s/ Nicole DonVito

Name: Nicole DonVito

Title: Director

By: /s/ Anna Maria Calla Minniti Name: Anna Maria Call Minniti Title: Vice President